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                                                                     EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Marcam Corporation on Form S-8 (File No. 333-24105) of our report dated October 30, 1997, on our audits of the combined financial statements of MAPICS, Inc. as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


                                                  COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
December 17, 1997